[LETTERHEAD OF STINSON, MAG & FIZZELL]

                          June 24, 1999



Board of Directors
Arrow Financial Corporation
250 Glen Street
Glens Falls, New York 12801

          Re:       Registration Statement on Form S-8
               Directors' Stock Plan

Ladies and Gentlemen:

     We have served as counsel to Arrow Financial
Corporation, Glens Falls, New York (the
"Company"), in connection with the preparation and filing of a registration statement on Form S-8
(the "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, registering the distribution of up to six thousand (6,000) shares of common stock of the Company, par value $1.00 per share (the "Shares"), through the Arrow
Financial Corporation Directors' Stock Plan (the "Plan").

     We have assisted the Company in preparing the Plan, as adopted on April 14, 1999, and in the preparation of the Registration Statement and the prospectus relating to the Plan as incorporated by reference in the Plan.

     In rendering the opinions contained herein, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the
Company's Certificate of Incorporation, as amended, and Bylaws, as amended, certain resolutions adopted by the Board of Directors of the Company relating to the Plan and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

     Based upon the foregoing, we are of the opinion that:

          1.   The Company is a corporation duly
incorporated, validly existing and in good standing under the laws of the State of New York.

          2. All Shares distributed through the Plan, if any, that are authorized but unissued shares of the Company immediately prior to such distribution, if distributed in accordance with the Plan, will be validly issued and outstanding and will be fully paid and nonassessable.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing of copies of this opinion letter as an exhibit to the Registration Statement as filed with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the distribution of Shares pursuant to the Plan.


Very truly yours,







STINSON, MAG & FIZZELL